Exhibit 99.1

Azenta Reports Results of Third Quarter of Fiscal 2023, Ended June 30, 2023

BURLINGTON, Mass., August 8, 2023 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the third quarter ended June 30, 2023.

	Quarter Ended
Dollars in millions, except per share data	June 30,	March 31,	June 30,	Change
	2023	2023	2022	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$166	$148	$133	12%	25%
Organic growth					2%
Life Sciences Products	$75	$59	$47	27%	57%
Life Sciences Services	$91	$90	$85	2%	7%

Diluted EPS Continuing Operations	$(0.04)	$(0.03)	$(0.09)	(35)%	59%
Diluted EPS Total	$(0.02)	$(0.07)	$(0.13)	67%	82%

Non-GAAP Diluted EPS Continuing Operations	$0.13	$(0.06)	$0.12	nm	12%
Adjusted EBITDA Continuing Operations	$13	$(2)	$14	nm	(7)%

Management Comments

“Our third quarter results reflect positive momentum in both organic revenue growth and profitability. Our go-to-market initiatives continue to gain traction while our cost reduction efforts are providing additional support to the bottom line,” stated Steve Schwartz, President and CEO. “Notably, the leverage in the business model is evident again and we generated positive free cash flow in the quarter. We are encouraged by the progress in the business over the past quarter, and while macroeconomic factors remain challenging, we are confident in the unique value we bring to our customer partnerships across pharmaceutical, biotech, and academic institutions.”

Third Quarter Fiscal 2023 Results

●	Revenue was $166 million, up 25% year over year and 12% sequentially. Organic revenue increased 2% year over year, which excludes the impacts from foreign exchange headwinds of less than 1 percent and the contribution from acquisitions of 24 percentage points. Excluding the Consumables and Instruments (“C&I”) business, which declined 27% and remains soft reflecting continued oversupply in the consumables market, the total business grew 8% year over year on an organic basis.
●	Life Sciences Products revenue was $75 million, up 57% year over year.
o	Revenue from businesses acquired during the past year was $32 million in the quarter, including $27 million from B Medical.

o	Organic revenue, which excludes the revenue from acquired businesses and impacts from foreign exchange headwinds, declined 9% driven by the softness in C&I. Excluding the C&I business, organic revenue grew 10% year over year driven by a record quarter in large automated store systems.
●	Life Sciences Services revenue was $91 million, up 7% year over year.
o	Organic revenue, which excludes the foreign exchange headwinds, grew 8% year over year.
o	Sample Repository Solutions grew 6% year over year on an organic basis, driven by growth in core storage services. Genomics services organic revenue grew 8% year over year, led by strength in Next Generation Sequencing and Gene Synthesis.

Summary of GAAP Earnings Results

●	Operating loss was $16 million. Gross margin was 41.0%, down 3.9 points year over year, primarily due to increased amortization and purchase accounting adjustments related to acquisitions. Operating expense was $84 million, up $19 million year over year.
●	Other income included $11 million of net interest income versus $5 million in the prior year period.
●	Diluted EPS from continuing operations was ($0.04) compared to ($0.09) in the third quarter of fiscal 2022. Diluted EPS from discontinued operations was $0.02. Total diluted EPS was ($0.02), compared to ($0.13) one year ago.

Summary of Non-GAAP Earnings Results

●	Operating loss was $1 million. Operating margin declined 4.0 points year over year.
o	Gross margin was 45.6%, down 0.7 points year over year, reflecting flat margin in Products and lower margin in Services.
o	Operating expense in the quarter was $77 million, up $20 million year over year driven significantly by additional operating structure of businesses acquired during the past year, as well as investment in sales and research and development, net of cost reduction actions.
●	Adjusted EBITDA was $13 million, and Adjusted EBITDA margin was 7.8%, down 2.6 points year over year.
●	Diluted EPS was $0.13, compared to $0.12 one year ago.

Cash and Liquidity

●	The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $1.3 billion.
●	Operating cash flow was $17 million in the quarter. Capital expenditures were $8 million. Free cash flow was $9 million.

Share Repurchase Program Update

●	On April 3, 2023 the Company completed its previously announced accelerated share repurchase (“ASR”) program and on April 5, 2023 received final settlement of 4 million shares for a total of 10 million shares repurchased under the $500 million ASR program. During the quarter, the Company repurchased 4 million additional shares for $172 million under a 10b5-1 program.

●	Subsequent to June 30, 2023 and as of August 8, 2023, the Company repurchased 2 million shares for $92 million under a 10b5-1 program.
●	As of August 8, 2023, fiscal year to date, the Company has repurchased a total of 16 million shares for $764 million and is on track to repurchase a total of $1 billion by the end of calendar year 2023.

Guidance for Fourth Quarter Fiscal 2023

The Company announced revenue and earnings guidance for the fourth quarter of fiscal 2023.  Total revenue is expected to be in the range of $155 to $173 million. Life Sciences Services revenue is expected to be in the range of $86 to $94 million. Life Sciences Products revenue excluding B Medical is expected to be in the range of $45 to $55 million. B Medical revenue is expected to be approximately $24 million.

Non-GAAP diluted earnings per share is expected to be in the range of ($0.02) to $0.06. GAAP diluted earnings per share from continuing operations is expected to be in the range of ($0.20) to ($0.12).

For the full year, the Company is narrowing its expectation for revenue to be in the range of $648 to $665 million, consistent with growth of approximately 17% to 20% year over year.

Conference Call and Webcast

Azenta management will webcast its third quarter fiscal 2023 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay. In addition, you may call 800- 954-0585 (US & Canada only) or +1-212-231-2927 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Other forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively, the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Sara Silverman

Head of Investor Relations & Corporate Communications

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue
Products	$67,296	$42,688	$205,011	$138,006
Services	98,652	90,047	287,704	279,925
Total revenue	165,948	132,735	492,715	417,931
Cost of revenue
Products	42,747	24,090	136,855	73,565
Services	55,196	49,045	160,754	146,897
Total cost of revenue	97,943	73,135	297,609	220,462
Gross profit	68,005	59,600	195,106	197,469
Operating expenses
Research and development	8,968	6,515	25,024	19,895
Selling, general and administrative	75,465	58,133	241,356	186,761
Contingent consideration - fair value adjustments	(1,404)	—	(18,549)	600
Restructuring charges	812	25	3,773	319
Total operating expenses	83,841	64,673	251,604	207,575
Operating loss	(15,836)	(5,073)	(56,498)	(10,106)
Other income (expense)
Interest income	11,347	6,822	32,406	9,933
Interest expense	—	(2,101)	—	(4,111)
Loss on extinguishment of debt	—	—	—	(632)
Other, net	819	630	(704)	(1,617)
(Loss) income before income taxes	(3,670)	278	(24,796)	(6,533)
Income tax (benefit) expense	(1,207)	7,293	(9,107)	(560)
Loss from continuing operations	(2,463)	(7,015)	(15,689)	(5,973)
Income (loss) from discontinued operations, net of tax	993	(2,555)	(1,943)	2,159,597
Net (loss) income	$(1,470)	$(9,570)	$(17,632)	$2,153,624
Basic and diluted net (loss) income per share:
Loss from continuing operations	$(0.04)	$(0.09)	$(0.23)	$(0.08)
Income (loss) from discontinued operations, net of tax	0.02	(0.03)	(0.03)	28.84
Net (loss) income per share	$(0.02)	$(0.13)	$(0.26)	$28.76
Weighted average shares used in computing net (loss) income per share:
Basic and diluted	63,432	74,989	68,494	74,879

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	June 30,	September 30,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$733,369	$658,274
Short-term marketable securities	390,492	911,764
Accounts receivable, net of allowance for expected credit losses ($8,403 and $5,162, respectively)	163,019	163,758
Inventories	142,102	85,544
Derivative asset	984	124,789
Short-term restricted cash	2,287	382,596
Prepaid expenses and other current assets	78,584	132,621
Total current assets	1,510,837	2,459,346
Property, plant and equipment, net	210,940	154,470
Long-term marketable securities	169,422	352,020
Long-term deferred tax assets	599	1,169
Goodwill	793,623	513,623
Intangible assets, net	312,055	178,401
Other assets	71,940	57,093
Total assets	$3,069,416	$3,716,122
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$37,990	$38,654
Deferred revenue	45,207	39,748
Accrued warranty and retrofit costs	6,258	2,890
Accrued compensation and benefits	33,848	41,898
Accrued income taxes payable	2,571	28,419
Accrued expenses and other current liabilities	77,753	78,937
Total current liabilities	203,627	230,546
Long-term tax reserves	1,738	1,684
Long-term deferred tax liabilities	65,700	64,555
Long-term pension liabilities	288	261
Long-term operating lease liabilities	61,799	49,227
Other long-term liabilities	12,764	6,463
Total liabilities	345,916	352,736
Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 74,656,860 shares issued and 61,194,991 shares outstanding at June 30, 2023, 88,482,125 shares issued and 75,020,256 shares outstanding at September 30, 2022	747	885
Additional paid-in capital	1,323,215	1,992,017
Accumulated other comprehensive loss	(37,145)	(83,916)
Treasury stock, at cost - 13,461,869 shares at June 30, 2023 and September 30, 2022	(200,956)	(200,956)
Retained earnings	1,637,639	1,655,356
Total stockholders' equity	2,723,500	3,363,386
Total liabilities and stockholders' equity	$3,069,416	$3,716,122

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended
	June 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(17,632)	$2,153,624
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	63,443	38,813
Stock-based compensation	10,091	10,715
Contingent consideration adjustment	(18,549)	—
Amortization and accretion on marketable securities	(6,942)	(7,048)
Deferred income taxes	(25,149)	24,207
Loss on extinguishment of debt	—	632
Purchase accounting impact on inventory	8,737	—
(Gain) loss on disposals of property, plant and equipment	37	(100)
Gain on divestiture, net of tax	—	(2,128,761)
Fees paid stemming from divestiture	—	(52,461)
Taxes paid stemming from divestiture	—	(431,600)
Changes in operating assets and liabilities:
Accounts receivable	29,028	(16,298)
Inventories	(4,104)	(61,345)
Accounts payable	(13,193)	(8,320)
Deferred revenue	2,496	8,580
Accrued warranty and retrofit costs	1,412	(28)
Accrued compensation and tax withholdings	(15,830)	13,835
Accrued restructuring costs	311	(126)
Other current assets and liabilities	(36,578)	(19,999)
Net cash used in operating activities	(22,422)	(475,680)
Cash flows from investing activities
Purchases of property, plant and equipment	(29,218)	(59,730)
Purchases of technology intangibles	—	(4,000)
Purchases of marketable securities	(236,194)	(1,525,993)
Sales and maturities of marketable securities	951,504	503,505
Proceeds from divestiture, net of cash transferred	—	2,926,286
Net Investment hedge settlement	29,313	—
Acquisitions, net of cash acquired	(386,508)	—
Net cash provided by investing activities	328,897	1,840,068
Cash flows from financing activities
Proceeds from issuance of common stock	—	3,461
Principal payments on debt	—	(49,725)
Common stock dividends paid	—	(7,494)
Payment for contingent consideration related to acquisition	—	(10,400)
Payment of finance leases	(181)	(355)
Stock repurchase	(672,116)	—
Withholding tax payments on net share settlements on equity awards	(4,924)	—
Net cash used in financing activities	(677,221)	(64,513)
Effects of exchange rate changes on cash and cash equivalents	65,610	(98,972)
Net (decrease) increase in cash, cash equivalents and restricted cash	(305,136)	1,200,903
Cash, cash equivalents and restricted cash, beginning of period	1,041,296	285,333
Cash, cash equivalents and restricted cash, end of period	$736,160	$1,486,236
Supplemental disclosures:
Cash paid for income taxes, net	41,064	452,461
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
	June 30,	September 30,
	2023	2022
Cash and cash equivalents of continuing operations	$733,369	$658,274
Short-term restricted cash	2,287	382,596
Long-term restricted cash included in other assets	504	426
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$736,160	$1,041,296

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers.  Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	June 30, 2023		March 31, 2023		June 30, 2022
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(2,463)	$(0.04)	$(1,991)	$(0.03)	$(7,015)	$(0.09)
Adjustments:
Amortization of completed technology	4,656	0.07	4,901	0.07	1,810	0.02
Purchase accounting impact on inventory	2,956	0.05	2,912	0.04	—	—
Amortization of intangible assets	7,522	0.12	7,509	0.11	5,747	0.08
Rebranding and transformation costs	21	—	10	0.00	289	0.00
Restructuring related charges	812	0.01	1,499	0.02	23	0.00
Contingent consideration - fair value adjustments	(1,404)	(0.02)	(17,145)	(0.25)	—	—
Merger and acquisition costs and costs related to share repurchase	219	—	19	0.00	1,662	0.02
Tax adjustments (1)	(31)	—	56	0.00	8,417	0.11
Tax effect of adjustments	(3,947)	(0.06)	(1,934)	(0.03)	(2,143)	(0.03)
Non-GAAP adjusted net income (loss) from continuing operations	$8,341	$0.13	$(4,164)	$(0.06)	$8,790	$0.12
Stock based compensation, pre-tax	3,995	0.06	3,991	0.06	3,485	0.05
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	3,396	0.05	3,392	0.05	2,962	0.04
Non-GAAP adjusted net income (loss) excluding stock-based compensation - continuing operations	$11,737	$0.18	$(772)	$(0.01)	$11,752	$0.16

Shares used in computing non-GAAP diluted net income (loss) per share	—	63,432	—	69,111	—	74,989

	Nine Months Ended
	June 30, 2023		June 30, 2022
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(15,689)	$(0.23)	$(5,973)	$(0.08)
Adjustments:
Amortization of completed technology	13,725	0.20	5,424	0.07
Purchase accounting impact on inventory	8,737	0.13	—	—
Amortization of intangible assets	22,403	0.33	18,064	0.24
Rebranding and transformation costs	(34)	(0.00)	2,205	0.03
Restructuring related charges	3,773	0.06	319	0.00
Contingent consideration - fair value adjustments	(18,549)	(0.27)	—	—
Tariff adjustment	—	—	(484)	(0.01)
Merger and acquisition costs and costs related to share repurchase	12,075	0.18	10,970	0.15
Indemnification asset release	(19)	(0.00)	—	—
Loss on extinguishment of debt	—	—	632	0.01
Tax adjustments (1)	(1,411)	(0.02)	3,619	0.05
Tax effect of adjustments	(11,881)	(0.17)	(8,329)	(0.11)
Non-GAAP adjusted net income from continuing operations	$13,130	$0.19	$26,447	$0.35
Stock-based compensation, pre-tax	10,091	0.15	12,492	0.17
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	8,577	$0.13	10,618	0.14
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$21,707	$0.32	$37,065	$0.49

Shares used in computing non-GAAP diluted net income per share	—	68,494	—	74,879

(1)	Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the nine months ended June 30, 2023, included a $1.3M increase to expense related to the exclusion of a benefit from an incentive tax rate change in China. Tax adjustments for the quarter ended June 30, 2022, include a $1.9M increase to expense related to the exclusion of allocations between continuing operations and discontinued operations.

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2023	2023	2022	2023	2022
GAAP net income (loss)	$(1,470)	$(4,927)	$(9,570)	$(17,632)	$2,153,624
Less: Income (loss) from discontinued operations	993	(2,936)	(2,555)	(1,943)	2,159,597
GAAP net loss from continuing operations	(2,463)	(1,991)	(7,015)	(15,689)	(5,973)
Adjustments:
Less: Interest income	(11,347)	(10,394)	(6,822)	(32,406)	(9,933)
Add: Interest expense	—	—	2,101	—	4,111
Add / Less: Income tax provision (benefit)	(1,207)	(3,260)	7,293	(9,107)	(560)
Add: Depreciation	9,126	9,549	5,253	27,315	15,777
Add: Amortization of completed technology	4,656	4,901	1,810	13,725	5,424
Add: Amortization of intangible assets	7,522	7,509	5,745	22,403	18,064
Add: Loss on extinguishment of debt	—	—	—	—	632
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$6,287	$6,315	$8,365	$6,241	$27,542

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2023	2023	2022	2023	2022
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$6,287	$6,315	$8,365	$6,241	$27,542
Adjustments:
Add: Stock-based compensation	3,995	3,991	3,485	10,212	12,492
Add: Purchase accounting impact on inventory	2,956	2,912	—	8,737	—
Add: Restructuring related charges	812	1,499	23	3,773	319
Add: Merger and acquisition costs and costs related to share repurchase	219	19	1,664	12,075	10,970
Less: Contingent consideration - fair value adjustments	(1,404)	(17,145)	—	(18,549)	—
Less: Tariff adjustment	—	—	—	—	(484)
Less: Rebranding and transformation costs	21	10	289	(34)	2,205
Less: Indemnification asset release	—	—	—	(19)	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$12,886	$(2,400)	$13,826	$22,436	$53,044

	Quarter Ended
Dollars in thousands	June 30, 2023		March 31, 2023		June 30, 2022
GAAP gross profit	$68,005	41.0%	$53,236	35.9%	$59,600	44.9%
Adjustments:
Amortization of completed technology	4,656	2.8	4,901	3.3	1,812	1.4
Purchase accounting impact on inventory	2,956	1.8	2,912	2.0	—	—
Non-GAAP adjusted gross profit	$75,617	45.6%	$61,049	41.1%	$61,412	46.3%

	Nine Months Ended
Dollars in thousands	June 30, 2023		June 30, 2022
GAAP gross profit	$195,106	39.6%	$197,469	47.2%
Adjustments:
Amortization of completed technology	13,725	2.8	5,424	1.3
Purchase accounting impact on inventory	8,737	1.8	—	—
Tariff adjustment	—	—	(486)	(0.1)
Non-GAAP adjusted gross profit	$217,568	44.2%	$202,407	48.4%

	Life Sciences Products						Life Sciences Services
	Quarter Ended						Quarter Ended
	June 30,		March 31,		June 30,		June 30,		March 31,		June 30,
Dollars in thousands	2023		2023		2022		2023		2023		2022
GAAP gross profit	$27,213	36.5%	$14,284	24.3%	$21,026	44.4%	$40,792	44.6%	$38,952	43.5%	$38,564	45.2%
Adjustments:
Amortization of completed technology	3,329	4.4	3,569	6.1	251	0.5	1,327	1.5	1,333	1.5	1,562	1.8
Purchase accounting impact on inventory	2,956	4.0	2,912	4.9	—	—	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$33,498	44.9%	$20,765	35.3%	$21,277	44.9%	$42,119	46.1%	$40,285	45.0%	$40,126	47.0%

	Life Sciences Products				Life Sciences Services
	Nine Months Ended				Nine Months Ended
Dollars in thousands	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
GAAP gross profit	$74,477	33.4%	$70,006	46.4%	$120,629	44.7%	$127,466	47.7%
Adjustments:
Amortization of completed technology	9,743	4.4	722	0.5	3,982	1.5	4,702	1.8
Purchase accounting impact on inventory	8,737	3.9	—	—	—	—	—	—
Tariff adjustment	—	—	—	—	—	—	(484)	(0.2)
Other adjustment	—	—	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$92,957	41.7%	$70,728	46.9%	$124,611	46.2%	$131,684	49.3%

	Life Sciences Products			Life Sciences Services
	Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2023	2023	2022	2023	2023	2022
GAAP operating (loss) profit	$(4,878)	$(16,402)	$1,965	$(3,813)	$(4,877)	$688
Adjustments:
Amortization of completed technology	3,329	3,569	251	1,327	1,333	1,562
Purchase accounting impact on inventory	2,956	2,912	—	—	—	—
Restructuring related charges	—	—	—	—	110	—
Other adjustment	—	102	—	—	—	—
Non-GAAP adjusted operating profit (loss)	$1,407	$(9,819)	$2,216	$(2,486)	$(3,434)	$2,250

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2023	2023	2022	2023	2023	2022	2023	2023	2022
GAAP operating (loss) profit	$(8,691)	$(21,279)	$2,653	$(7,145)	$8,302	$(7,726)	$(15,836)	$(12,977)	$(5,073)
Adjustments:
Amortization of completed technology	4,656	4,901	1,813	—	—	—	4,656	4,901	1,813
Purchase accounting impact on inventory	2,956	2,912	—	—	—	—	2,956	2,912	—
Amortization of intangible assets	—	102	—	7,522	7,407	5,745	7,522	7,509	5,745
Rebranding and transformation costs	—	—	—	21	10	289	21	10	289
Restructuring related charges	—	110	—	812	1,389	25	812	1,499	25
Contingent consideration adjustment	—	—	—	(1,404)	(17,145)	—	(1,404)	(17,145)	—
Merger and acquisition costs and costs related to share repurchase	—	—	—	219	(211)	1,662	219	(211)	1,662
Other adjustment	—	—	—	(2)	230	—	(2)	230	—
Non-GAAP adjusted operating (loss) profit	$(1,079)	$(13,254)	$4,466	$23	$(18)	$(5)	$(1,056)	$(13,272)	$4,461

	Life Sciences Products		Life Sciences Services
	Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
GAAP operating (loss) profit	$(25,077)	$11,173	$(13,302)	$10,772
Adjustments:
Amortization of completed technology	9,743	722	3,982	4,702
Purchase accounting impact on inventory	8,737	—	—	—
Tariff adjustment	—	—	—	(484)
Other adjustment	1,515	—	110
Non-GAAP adjusted operating (loss) profit	$(5,082)	$11,895	$(9,210)	$14,990

	Total Segments		Corporate		Total
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022	2023	2022
GAAP operating (loss) profit	$(38,379)	$21,945	$(18,119)	$(32,052)	$(56,498)	$(10,107)
Adjustments:
Amortization of completed technology	13,725	5,424	—	—	13,725	5,424
Purchase accounting impact on inventory	8,737	—	—	—	8,737	—
Amortization of other intangibles	—	—	22,403	18,064	22,403	18,064
Rebranding and transformation costs	—	—	(34)	2,205	(34)	2,205
Restructuring related charges	—	—	3,773	319	3,773	319
Contingent consideration - fair value adjustments	—	—	(18,549)	—	(18,549)	—
Tariff adjustment	—	(484)	—	—	—	(484)
Merger and acquisition costs and costs related to share repurchase	—	—	12,075	10,970	12,075	10,970
Other adjustment	1,625	—	(1,625)	—	—	—
Non-GAAP adjusted operating (loss) profit	$(14,292)	$26,885	$(76)	$(494)	$(14,368)	$26,391

	Life Sciences Products			Life Sciences Services			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	June 30,		June 30,	June 30,		June 30,	June 30,
Dollars in millions	2023	2022	Change	2023	2022	Change	2023	2022	Change
Revenue	$75	$47	57%	$91	$85	7%	$166	$133	25%
Acquisitions/divestitures	32	—	(67)%	—	—	0%	32	—	(24)%
Currency exchange rates	(0)	—	0%	(0)	—	1%	(1)	—	0%
Organic revenue	43	47	(9)%	92	85	8%	135	133	2%